UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

May 4, 2009
Date of Report (Date of earliest event reported)

Macrovision Solutions Corporation
(Exact name of registrant as specified in its charter)

      Delaware                                     000-53413                                     26-1739297
(State or other jurisdiction of                 (Commission                               (I.R.S. employer
incorporation or organization)                         File No.)                                identification number)

2830 De La Cruz Boulevard
Santa Clara, California 95050
(Address of principal executive offices, including zip code)

(408) 562-8400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)    On May 4, 2009, the Board of Directors of Macrovision Solutions Corporation (“Macrovision”) approved amendments to Macrovision’s Bylaws which, among other things:

    (i)    clarify certain advance notice requirements for board nominations or other business to be brought by a stockholder for both annual and special meetings, including extending a stockholder’s deadline in relation to the delivery of stockholder notices for an annual meeting;

    (ii)    require the disclosure of additional information regarding the text of the business to be brought before the meeting or, in the case of a board nomination, the proponent stockholder’s ownership interest (including short positions and derivative holdings beneficially owned);

    (iii)    add provisions that Macrovision’s indemnification obligations with respect to persons provided in the Bylaws do not extend to a proceeding initiated by such persons against Macrovision (other than a proceeding to enforce the person’s right to indemnification or advancement of fees by Macrovision) unless Macrovision has joined in or consented to the initiation of such proceeding, and that such obligations are contractual and cannot be reduced or eliminated in the future with respect to liability based on acts or omissions taking place prior to the reduction or elimination of the indemnification obligation; and

    (iv)    allow for shares of Macrovision’s stock to be uncertificated, rather than evidenced by physical certificates.

    The above-listed material amendments reflected in the Bylaws were effected in: (i) Article II, Sections 2.2 and 2.3; (ii) Article VI, Section 6.1 and (iii) Article VIII, Section 8.4.  The description contained in this Item 5.03 is qualified in its entirety by reference to the full text of the Bylaws, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

ITEM 9.01    Financial Statements and Exhibits.

(d)    The following exhibit is filed with this report on Form 8-K:

Exhibit Number	Description
3.1	Bylaws of Macrovision Solutions Corporation, as amended on May 4, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Macrovision Solutions Corporation
(Registrant)
Date: May 8, 2009	By:	/s/ Stephen Yu
Stephen Yu
EVP and General Counsel